The Board of Directors recommends that you reject the
unsolicited mini-tender offers to sell your shares of Cole
Office & Industrial REIT (CCIT II), Inc. to Comrit Investments 1
or MacKenzie Realty Capital, Inc.
May 17, 2019
If you are considering selling your shares in Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) to Comrit Investments 1, LP. (“Comrit”) or MacKenzie Realty Capital, Inc. (“MacKenzie”), please read all of the information below.
Dear Shareholder:
On May 8, 2019, Comrit commenced an unsolicited mini-tender offer to purchase up to 469,484 shares of the Company’s Class A common stock and 117,370 shares of the Company’s Class T common stock at a price equal to $8.52 per share, in cash (the “Comrit Offer”). On May 10, 2019, MacKenzie commenced an unsolicited mini-tender offer to purchase up to 1,000,000 shares of the Company’s common stock at a price equal to $6.40 per share, in cash (the “MacKenzie Offer” and together with the Comrit Offer, the “Offers”). These are not offers from the Company, and neither Comrit nor MacKenzie is affiliated in any way with the Company, its sponsor or CIM Group.
The Company’s Board of Directors (the “Board”) has carefully evaluated the terms of the Offers and has unanimously determined that the Offers are not in the best interests of the Company’s shareholders. Although each shareholder has individual liquidity needs and must evaluate the Offers accordingly, the Board does not recommend or endorse the Offers and recommends that shareholders REJECT these unsolicited Offers and NOT tender their shares.
To reject the Offers, simply ignore them. You do not need to respond.
The Board’s recommendation is based on several factors, including:
» The Offers are substantially less than the most recent net asset value per share of $11.03. The Board believes that the Offers are significantly below the current and potential long-term value of the shares, and is an opportunistic attempt by Comrit and MacKenzie to purchase your shares at a deeply discounted price. Less than two months ago, on March 19, 2019, the Board approved an estimated per share net asset value (“NAV”) of the Company’s stock of $11.03. Comrit’s Offer price of $8.52 per share is $2.51 (23%) less than this estimated value. MacKenzie’s Offer price of $6.40 per share is $4.63 (42%) less than this estimated value.
» Comrit’s and MacKenzie’s strategy is to buy your shares at a significant discount. Comrit and MacKenzie have each acknowledged that their Offer is being made with the “intention of making a profit” and that the Offer price was established as the lowest price that might be acceptable to the Company’s shareholders, consistent with these objectives, and not necessarily based on what is in the best financial interest of you and the other Company shareholders.
» The Offers are not based on the value of the Company’s real estate. Comrit and MacKenzie have each acknowledged that they have not made an independent appraisal of the Company’s shares or its properties and are “not qualified to appraise real estate.” In contrast, the Board, in determining the current estimated per share NAV of $11.03, engaged an independent valuation firm to appraise the Company’s real estate assets in accordance with the valuation guidelines previously established by the Board. The valuation firm determined an estimated valuation range of $10.75 to $11.60 per share as of year-end 2018.
» The Company’s share redemption program may provide better value to shareholders seeking to sell their shares than the Comrit Offer or MacKenzie Offer. The Company continues to offer to repurchase shares on a quarterly basis pursuant to its share redemption program, subject to certain limits. No commissions are charged for repurchases made under the share redemption program, and shares are repurchased by the Company at the most recent estimated per share NAV. In 2018, the Company received redemption requests for approximately 4.3 million shares, of which it redeemed approximately 2.0 million shares for $21.2 million at an average redemption price of $10.52 per share paid to the redeeming shareholders. In 2019 to date, the Company received redemption requests for approximately 2.0 million shares, of which it redeemed approximately 457,000 shares for $5.0 million at an average price of $11.01 per share paid to the redeeming shareholders.

» Shareholders will forfeit future distributions if they sell their shares to Comrit or MacKenzie. To date, the Company has paid 63 consecutive monthly distributions to its shareholders, with a current annualized distribution rate of $0.63 per share, which equates to an annualized yield of 5.71% per share for Class A shares and Class T shares (less, in the case of Class T shares, the per share distribution and shareholder servicing fees) based on the most recent estimated per share NAV. While there are no guarantees of future distributions or liquidity events, if you sell, you will no longer receive monthly distributions or otherwise have any rights with respect to the shares that you sell, including any appreciation in the value of the common stock.
» There is no guarantee of when the Offers will conclude or tendering shareholders will be paid. There is no guarantee that the Offers can or will be completed as soon as Comrit and MacKenzie contemplate in their respective offer materials. The Comrit Offer does not initially expire until June 14, 2019, and the MacKenzie Offer does not initially expire until June 21, 2019. Comrit and MacKenzie may extend the date of their Offer, subject to compliance with applicable securities laws, in their sole discretion.
» Comrit and MacKenzie can change the terms of their Offers. Each Comrit and MacKenzie expressly reserve the right to amend the terms of their Offer, including by decreasing their offer price or by changing the number of shares being sought or the type of consideration paid, at any time before the Offers expire.
We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers, which are offers to purchase less than 5% of a company’s shares, thereby avoiding the filing, disclosure and procedural safeguards adopted by the SEC for the protection of investors. The SEC has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors’ expense. The SEC noted that these offers “have been increasingly used to catch investors off guard,” and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of “mini-tender” offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm.
The Company encourages you to follow the Board’s recommendation and NOT tender your shares to Comrit or MacKenzie.
Please consult with your financial or tax advisor when considering these Offers. If you do tender your shares, you may withdraw your tender before the expiration date by sending a written or facsimile notice to:
COMRIT OFFER — Central Trade and Transfer, Comrit’s transfer agent, 365 S. Garden Grove Lane, Suite 100, Pleasant Grove, Utah 84062 (fax: 626-283-5370). The Comrit Offer is currently scheduled to expire at 11:59 P.M. Eastern Time on June 14, 2019 but may be extended at Comrit’s discretion.
MACKENZIE OFFER — MacKenzie Capital Management, LP, MacKenzie's affiliated depositary, 89 Davis Road, Suite 100, Orinda, California 94563 (fax: 925-235-1080). The MacKenzie Offer is currently scheduled to expire at 11:59 P.M. Pacific Time on June 21, 2019 but may be extended at MacKenzie’s discretion.
Please be assured that your personal information continues to be held in the same confidence we maintain in all interactions with our shareholders. Neither Comrit nor MacKenzie have access to ANY of your personal or account information and will not have that information unless you tender your shares.
We have filed a Current Report on Form 8-K with the SEC in response to the Offers, which is available free of charge on the SEC’s website at http://www.sec.gov. If you have any questions related to the Offers or need further information about your options, please contact your financial advisor or CIM’s Shareholder Relations team at 866.907.2653.
Avraham Shemesh
Chairman of the Board of Directors, Chief Executive Officer & President
Cole Office & Industrial REIT (CCIT II), Inc.
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock, the Company’s ability to continue to pay monthly distributions at the same rate or at all, and the Company’s ability to repurchase shares under the share redemption program. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this letter and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CIM GROUP 2398 EAST CAMELBACK ROAD, 4TH FLOOR, PHOENIX ARIZONA 85016 PH 866.341.2653 FX 602.801.2736 CIMGROUP.COM
SECURITIES DISTRIBUTED BY AFFILIATE BROKER - DEALER : CCO CAPITAL , LLC , MEMBER FINRA / SIPC